UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): AUGUST 23, 2005

                                 ROO GROUP, INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                      000-25659               11-3447894
 ---------------------------      ----------------------     ----------------
(State or other jurisdiction     (Commission File Number)    (IRS Employer
      of incorporation)                                     Identification No.)

                228 EAST 45TH STREET 8TH FLOOR NEW YORK, NY 10017
              (Address of principal executive offices and Zip Code)

       Registrant's telephone number, including area code: (646) 352-0260

                                   Copies to:
                             Gregory Sichenzia, Esq.
                       Sichenzia Ross Friedman Ference LLP
                           1065 Avenue of the Americas
                            New York, New York 10018
                              Phone: (212) 930-9700
                               Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

      On August 23, 2005, the Company entered into a Common Stock Purchase Agreement and sold 191,666,667 shares of the Company's common stock to accredited investors in a private placement pursuant to Rule 506 promulgated under the Securities Act of 1933, as amended. The common stock was sold at a price of $0.03 per share resulting in gross proceeds of $5,750,000. $3,400,000 of the proceeds was used to prepay all of the Company's outstanding callable secured convertible notes. In connection with the sale of the common stock, the Company is required to effect a 1-for-50 reverse split of its outstanding shares of common stock within 45 days following the closing date. In addition, the investors acknowledged and agreed that the Company may sell up to an additional $2,250,000 of shares of common stock on substantially identical terms or on terms more favorable to the Company within 45 days of the closing, which the investors have a right of first refusal to participate in. The Company's Chairman and Chief Executive Officer also agreed to convert at least $600,000 of a promissory note issued to him by the Company on May 18, 2005 in the aggregate principal amount of $1,100,000 into shares of the Company's common stock at a price of $0.03 per share within five business days of the reverse stock split. The Company was represented in this transaction by Sichenzia Ross Friedman Ference LLP.

      The Company agreed to prepare and file a registration statement with the Securities and Exchange Commission registering the resale of the shares of common stock sold in the private placement on or prior to 45 days following the closing date. If the registration statement is not filed within such time or if the registration statement is not declared effective within 120 days following the closing date, the Company must pay liquidated damages to the investors equal to 2% of the dollar amount of their investment for each calendar month or portion thereof that the registration statement is not filed or declared effective.

      Pali Capital, Inc. and Brimberg & Co., both registered broker-dealers, acted as placement agents for the sale of the Company's common stock. In connection with the closing, the Company paid the placement agents a cash fee equal to 10% of the gross proceeds up to $3,000,000 and 8% of the gross proceeds in excess of $3,000,000. In addition, the Company is required to issue the placement agents warrants to purchase a number of shares of common stock equal to 10% of the shares of common stock sold in the private placement with an exercise price of $0.03 per share exercisable for a period of five years. The placement agents have piggyback registration rights with respect to the shares of common stock issuable upon exercise of the placement agent warrants.

ITEM 3.02  UNREGISTERED SALES OF EQUITY SECURITIES.

      See Item 1.01.


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ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(C)   EXHIBITS.

EXHIBIT
NUMBER                                 DESCRIPTION
-------        -----------------------------------------------------------------

10.1 Common Stock Purchase Agreement dated August 19, 2005 among ROO Group, Inc. and the purchasers listed on Exhibit A thereto

10.2 Registration Rights Agreement dated August 19, 2005 among ROO Group, Inc. and the purchasers listed on Schedule 1 thereto

10.3 Escrow Agreement dated August 19, 2005 among ROO Group, Inc., the purchasers signatory thereto and Kramer Levin Naftalis & Frankel LLP

10.4           Form of placement agent warrant


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

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                 ROO GROUP, INC.


Date: August 24, 2005                            /s/ Robert Petty
                                                 -------------------------------
                                                 Robert Petty
                                                 Chief Executive Officer


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